As Filed With The Securities And Exchange Commission On August 30, 1996

                                                   Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                   -------------------------------------------

                            WHOLE FOODS MARKET, INC.

               (Exact name of issuer as specified in its charter)

             Texas                                     74-1989366
   (State of incorporation)                (I.R.S. employer identification no.)



              601 North Lamar
                Suite 300                                 78703
               Austin, Texas                           (Zip Code)
   (Address of principal executive office)

                   -------------------------------------------


                      1987 Stock Option and Incentive Plans
                             1992 Stock Option Plan
                            (Full title of the plans)

             Glenda J. Flanagan                     Bruce H. Hallett
   Vice President and Chief Financial Officer    Crouch & Hallett, L.L.P.
           Whole Foods Market, Inc.                 717 N Harwood st.
               601 North Lamar                         Suite 1400
                   Suite 300                       Dallas, Texas 75201
             Austin, Texas 78703                      214-953-0053
                 512-477-5566



         (Names, addresses and telephone numbers, including area codes, of agents for service)

                   -------------------------------------------


APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLANS: Sales to the optionees of securities proposed to be registered hereunder will occur from time to time after the effective date of this Registration Statement.

                   -------------------------------------------



                         CALCULATION OF REGISTRATION FEE

                                            Proposed Maximum      Proposed Maximum
Title of Securities       Amount to be          Offering              Aggregate             Amount of
 to be Registered          Registered       Price Per Share*      Offering Price*       Registration Fee
- -------------------       ------------      ----------------      ----------------      ----------------

Common Stock,
no par value              2,750,000 Shs.         $ 33.57            $92,317,500             $31,834




* Estimated solely for purposes of calculating the registration fee, which has been computed in accordance with Rule 457(h), based on the average of the high and low price for the registrant's securities on August 27, 1996.

The contents of the registration statement on Form S-8 (File No. 33-48392) previously filed by the registrant relating to the employee benefit plans to which this registration relates are hereby incorporated herein by reference.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin and State of Texas on the 29th day of August, 1996.

                            WHOLE FOODS MARKET, INC.


                              By    /s/ Glenda J. Flanagan
                                    --------------------------------------------
                                    Glenda J. Flanagan, Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on August 29th, 1996.

Signature                           Title
- ---------                           -----


/s/ John P. Mackey                  Chairman of the Board
- -----------------------------       and Director
John P. Mackey                      (Principal Executive Officer)


/s/ Glenda J. Flanagan              Chief Financial Officer
- -----------------------------       (Principal Financial Officer and Accounting
Glenda J. Flanagan                  Officer)



/s/ Cristina G. Banks               Director
- -----------------------------
Dr. Cristina G. Banks


/s/ John B. Elstrott                Director
- -----------------------------
Dr. John B. Elstrott


/s/ Avram J. Goldberg               Director
- -----------------------------
Avram J. Goldberg


/s/ Fred "Chico" Lager              Director
- -----------------------------
Fred "Chico" Lager

/s/ Linda A. Mason                  Director
- -----------------------------
Linda A. Mason


/s/ Ralph Z. Sorenson               Director
- -----------------------------
Dr. Ralph Z. Sorenson


/s/ James P. Sud                    Director
- -----------------------------
James P. Sud

                                INDEX TO EXHIBITS


     4(a) 1987 Stock Option and Incentive  Plan for Employees  (filed as Exhibit
          10.3 to registrant's Registration Statement on Form S-1 (No. 33-44214) and incorporated herein by reference).

     4(b) 1987 Stock Option and Incentive Plan for Outside  Directors  (filed as
          Exhibit 10.4 to registrant's Registration Statement on Form S-1 (No. 33-44214) and incorporated herein by reference).

     4(c) 1992 Stock Option Plan for Team Members,  as amended (filed as Exhibit
          10.9 to registrant's Registration Statement on Form S-4 (No. 33-63824) and incorporated herein by reference).

     4(d) Form of Incentive Stock Option  Agreements  under 1992 Incentive Stock
          Option  Plan  (filed  as  Exhibit  4(d) to  registrant's  Registration
          Statement on Form S-8 (No. 33-48392 and incorporated by reference herein).

      5   Opinion of Crouch & Hallett, L.L.P.1

    23(a) Consent of KPMG Peat Marwick.1

    23(b) Consent of Crouch & Hallett, L.L.P. (included as part of Exhibit 5).

- -------------------------

1 Filed herewith.

63402

                                CROUCH & HALLETT
                   A Registered Limited Liability Partnership
                            Attorneys and Counselors

                                 717 N. Harwood
                                   Suite 1400
                              Dallas, Texas 75201

                                (214) 953-0053          Telecopy: 214-953-3154


                                                  August 30, 1996


Whole Foods Market, Inc.
601 North Lamar
Suite 300
Austin, Texas   78703

Gentlemen:

         We have served as counsel for Whole Foods Market, Inc., a Texas corporation (the "Company"), in connection with the Registration Statement on Form S-8 covering the sale of a maximum of 2,750,000 shares (the "Shares") of Common Stock, no par value, of the Company. The Shares are to be issued upon the exercise of options granted under the stock option plan of the Company described in the Registration Statement.

         We have examined such documents and questions of law as we have deemed necessary to render the opinion expressed below. Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered, are duly and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as Exhibit 5 to the Registration Statement.

                                                  Very truly yours,

                                                  /s/ Crouch & Hallet, L. L. P.
                                                  ------------------------------
                                                   Crouch & Hallet, L. L. P.


34281.02

                                                            Exhibit 23(a)
                                                            -------------






                         INDEPENDENT AUDITORS' CONSENT
         ---------------------------------------------------------------------

         The Board of Directors
         Whole Foods Market, Inc.

         We conset to the use of out report incorporated herein by reference.



                                                  /s/ KPMG Peat Marwick L.L.P.
                                                  ----------------------------
                                                  KPMG Peat Marwick L. L. P.

         Austin, Texas
         August 29, 1996